Exhibit 10.10

INCREMENTAL AMENDMENT

THIS INCREMENTAL AMENDMENT, dated as of June 29, 2016 (this “Agreement”), is made by and among (i) EMERGING MARKETS COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), (ii) EMC ACQUISITION, LLC, a Delaware limited liability company (“Holdings”), and the other Guarantors party hereto, (iii) THE TORONTO-DOMINION BANK, NEW YORK BRANCH (the  “Incremental Revolving Credit Lender”), and (iv) MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Swing Line Lender, and the Lenders party thereto from time to time have heretofore entered into that certain First Lien Credit Agreement, dated as of July 1, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below unless the context otherwise requires;

WHEREAS, Global Eagle Entertainment Inc., a Delaware corporation (“Global Eagle”), intends to acquire (the “EMC Acquisition”) 100% of the issued and outstanding membership interests of EMC Intermediate, LLC, a Delaware limited liability company and direct parent of Holdings (the “Acquired Company”), pursuant to the Acquisition Agreement (as defined below);

WHEREAS, pursuant to Section 2.14(a) of the Credit Agreement, the Borrower hereby requests a Revolving Commitment Increase in an aggregate principal amount of $16,000,000 and the Incremental Revolving Credit Lender has agreed to provide such Revolving Commitment Increase, to be effective as, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Loan Parties, the Administrative Agent and the Incremental Revolving Credit Lender hereby agree as follows:

ARTICLE I

REVOLVING COMMITMENT INCREASE

SECTION 1.1                                             Subject solely to the satisfaction of each of the conditions set forth in Article II hereof (as limited therein), effective only upon the occurrence of the Amendment Effective Date, the Incremental Revolving Credit Lender hereby agrees to provide a Revolving Commitment Increase in an aggregate amount equal to $16,000,000, in each case on terms identical to those of the existing Revolving Credit Commitments and subject to the terms of the Credit Agreement.

SECTION 1.2                                             TD Securities (USA) LLC (“TD”) is hereby appointed (and TD hereby accepts such appointment) Joint Lead Arranger and Joint Bookrunner hereunder and under the other Loan Documents and the Incremental Revolving Credit Lender and the Borrower hereby authorize TD to act as Joint Lead Arranger and Joint Bookrunner in accordance with the terms hereof and the other Loan Documents (in such capacity, a “Lead Arranger”).

SECTION 1.3                                             The Borrower agrees to pay on the Amendment Effective Date to the Incremental Revolving Credit Lender, as fee compensation for the Revolving Commitment Increase of such Incremental Revolving Credit Lender, an upfront fee (the “Upfront Fee”) in an amount equal to

1.00% of the aggregate amount of the Revolving Commitment Increase provided by such Incremental Revolving Credit Lender.

SECTION 1.4                                             The Incremental Revolving Credit Lender (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any arranger or bookrunner or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) as of the Amendment Effective Date, appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto (and the Administrative Agent hereby accepts such appointment); and (v) as of the Amendment Effective Date, agrees that it will become a “Revolving Credit Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Credit Lender.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

This Agreement shall be binding on the parties hereto and effective on the date each of the conditions contained in this Article II (and no others) have been satisfied (the “Amendment Effective Date”).

SECTION 2.1                                             Execution of Counterparts.  The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (i) the Loan Parties, (ii) the Administrative Agent, and (iii) the Incremental Revolving Credit Lender (the date on which such counterparts are received, the “Execution Date”).

SECTION 2.2                                             Consummation of the EMC Acquisition.  The EMC Acquisition shall have been consummated, or substantially concurrently with the satisfaction or waiver of the other conditions set forth herein, shall be consummated, in accordance in all material respects with the terms of the Interest Purchase Agreement, dated as of the date hereof (together with all schedules and exhibits thereto, collectively, as amended, the “Acquisition Agreement”), by and between Global Eagle and EMC Acquisition Holdings, LLC, a Delaware limited liability company, without giving effect to any modifications, amendments, consents or waivers thereto, that are materially adverse to the interests of the Administrative Agent or the Lenders in their capacities as such, unless made with the prior consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

SECTION 2.3                                             No Company Material Adverse Change.  Since May 9, 2016, there has not been any Company Material Adverse Change (as defined in the Acquisition Agreement as in effect on the date hereof).

SECTION 2.4                                             Refinancing.  All obligations under that certain Loan and Security Agreement, dated as of December 22, 2014 (as amended from time to time), by and among Global Eagle

Entertainment Inc., the guarantors party thereto, and Citibank, N.A., shall have been paid in full and all commitments thereunder terminated and all security interests and guaranties in connection therewith shall have been terminated or released (or customary arrangements for such termination or release shall have been made).  Global Eagle and its Subsidiaries shall have no material outstanding indebtedness for borrowed money other than the Indebtedness under the Credit Agreement, the Second Lien Term Facility and other Indebtedness permitted under the Credit Agreement (including the Convertible Notes (as defined in the Credit Agreement)).

SECTION 2.5                                             Financial Statements.  The Administrative Agent shall have received unaudited consolidated balance sheets and related consolidated statements of income and cash flows of Global Eagle and its subsidiaries for each fiscal quarter of Global Eagle (other than the last fiscal quarter of a year) subsequent to December 31, 2015 and ending at least 45 days before the Amendment Effective Date.

SECTION 2.6                                             Joinder and other Loan Documentation. Each of Global Eagle, the Acquired Company and each Subsidiary of Global Eagle to the extent such Subsidiary is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (as defined in the Credit Agreement, the “Amended Collateral and Guarantee Requirement”) (each such Subsidiary collectively with Global Eagle and the Acquired Company, the “Global Eagle Loan Parties” and each a “Global Eagle Loan Party”) shall (a)  have duly executed and delivered to the Administrative Agent a Joinder Agreement to become a Guarantor under the Credit Agreement, Security Agreement Supplements, Intellectual Property Security Agreements, acknowledgements to the Closing Date Intercreditor Agreement and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent, in each case granting Liens required by the Amended Collateral and Guarantee Requirement, (b) have delivered any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes constituting negotiable instruments (to the extent certificated) that are required to be pledged pursuant to the Amended Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing Indebtedness held by such Global Eagle Loan Party, and required to be delivered pursuant to the Amended Collateral and Guarantee Requirement indorsed in blank to the Administrative Agent, and (c) have taken (and, to the extent applicable, caused its direct or indirect parent to have taken) whatever action (including, without limitation, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Amended Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Amended Collateral and Guarantee Requirement (the documentation to be delivered and/or executed pursuant to clauses (a) through (c) above collectively, the “Joinder Documentation”); provided that notwithstanding the foregoing, delivery of the documents and instruments necessary to satisfy the requirements of this sentence and the Amended Collateral and Guarantee Requirement (except for (x) the execution and delivery of Joinder Agreements to become a Guarantor under the Credit Agreement, Security Agreement Supplements, Intellectual Property Security Agreements and acknowledgements to the Closing Date Intercreditor Agreement, (y) the filing of financing statements under the Uniform Commercial Code in respect of the Global Eagle Loan Parties, and (z) the delivery of certificated equity securities of Global Eagle’s wholly-owned Subsidiaries (provided such certificated equity securities, other than the certificated equity securities of any of Global Eagle’s wholly-owned Material Subsidiaries, will only  be required to be delivered on the Amendment Effective Date to the extent that such certificated equity securities are received by the Borrower from Global Eagle)) shall not constitute conditions precedent to the Amendment Effective Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Amendment Effective Date without undue burden or expense so long as such documents and instruments are delivered within (x) with respect to any required delivery of certificated equity securities, intercompany notes or instruments evidencing Indebtedness, 45 days after the Amendment Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion) and (y) with respect to any other required documents  and instruments or actions, 90 days after the Amendment Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).  The Administrative Agent shall have received customary legal opinions with respect to the Revolving Commitment Increase and the Joinder Documentation, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case of the Loan Parties (to the extent applicable), and a solvency certificate substantially in the form of Exhibit D-2 to the Credit Agreement signed by the chief financial officer of Global Eagle as of the Amendment Effective Date and after giving effect to the EMC Acquisition, this Agreement, the refinancing described in Section 2.4 above and the execution and delivery of the Joinder Documentation with respect to Global Eagle and its restricted subsidiaries, on a consolidated basis.

SECTION 2.7                                             Amendments to other Loan Documents. The Administrative Agent shall have received Amendment No. 1 to Closing Date Intercreditor Agreement and Amendment No. 1 to First Lien Security Agreement, in each case in the form as attached hereto as Annex I and Annex II, respectively, and executed by the parties thereto.

SECTION 2.8                                             Representations and Warranties.  The Specified Representations (as defined below) and the Specified Acquisition Agreement Representations (as defined below) shall be true and correct in all material respects on the Amendment Effective Date (unless such representations relate to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date), except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects.  For purposes hereof, (a) “Specified Acquisition Agreement Representations” shall mean such of the representations and warranties made with respect to EMC Intermediate, LLC and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Global Eagle has the right not to consummate the transactions contemplated by the Acquisition Agreement or to terminate its obligations under the Acquisition Agreement as a result of a breach or inaccuracy of such representations or warranties in the Acquisition Agreement (determined without regard to any notice requirement or lapse of time or both); and (b) “Specified Representations” shall mean, the representations and warranties set forth in Sections 5.01(a) (in the case of the Borrower and the Guarantors only), 5.01(b) (in the case of the Borrower and the Guarantors only), 5.02(a), 5.02(b)(i), 5.02(b)(ii), 5.04, 5.12, 5.16, 5.18 and, subject to proviso in the first sentence of Section 2.6 of this Agreement, Section 5.19 of the Credit Agreement.

SECTION 2.9                                             Fees and Expenses.  The Borrower shall have paid (or shall have caused to have been paid) (i) to the Administrative Agent all expenses payable pursuant to Section 10.04 of the Credit Agreement which have accrued to the Amendment Effective Date to the extent invoices therefor have been provided at least two Business Days prior to the Amendment Effective Date and (ii) to the Incremental Revolving Credit Lender the Upfront Fee required by Section 1.3 hereof. The  Upfront Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

SECTION 2.10                                      PATRIOT Act.  The Administrative Agent shall have received, no later than three Business Days prior to the Amendment Effective Date, all documentation and other information about the Global Eagle Loan Parties as has been reasonably requested in writing by the Administrative Agent at least seven calendar days prior to the Amendment Effective Date and that has been determined by the Administrative Agent to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

SECTION 2.11                                      Termination Date.  The Amendment Effective Date shall have occurred on or before November 5, 2016.

SECTION 2.12                                      No Default.         No Default or Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing as of the Execution Date.  No Event of Default under Section 8.01(a) or (f) of the Credit Agreement shall have occurred and be continuing as of the Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1                                             Representations and Warranties.  In order to induce the Incremental Revolving Credit Lender and the Administrative Agent to enter into this Agreement, the Loan Parties hereby represent and warrant to the Administrative Agent, L/C Issuer and each Lender, as of the date hereof, as follows:

(a)                                 this Agreement has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b)                                 the execution, delivery and performance by the Loan Parties of this Agreement will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or by which it or any of its property or assets is bound or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect; and

(c)                                  each of the representations and warranties contained in Article 5 of the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 3.2                                             Non-Impairment, etc.  After giving effect to this Agreement, the execution, delivery, performance and effectiveness of this Agreement or any other Loan Document does not impair the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

SECTION 3.3                                             Reaffirmation of Obligations.  Each of the Loan Parties hereby consents to this Agreement and hereby (a) restates, ratifies and reaffirms all terms and conditions set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and the Amendment Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party, (b) confirms and agrees that the Liens on the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such Liens on the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations, as amended or otherwise affected hereby.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1                                             Consent to Amendments and New Loan Documents; Further Assurances.  The Incremental Revolving Credit Lender hereby authorizes the Borrower, each other Loan Party and the Administrative Agent to enter into the Amendment No. 1 to Closing Date Intercreditor Agreement and Amendment No. 1 to Second Lien Security Agreement, in each case in the form as attached hereto as Annex I and Annex II.

SECTION 4.2                                             Non-Reliance on the Administrative Agent. The Incremental Revolving Credit Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Global Eagle, the Loan Parties and their Affiliates and made its own decisions to enter into this Agreement. The Incremental Revolving Credit Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Global Eagle, the Loan Parties and their Affiliates.

SECTION 4.3                                             No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is responsible for evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the Credit Agreement and the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 4.4                                             Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Agreement.

SECTION 4.5                                             Full Force and Effect; Amendment and Restatement.  Except as expressly provided herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 4.6                                             Loan Document Pursuant to Credit Agreement.  THIS AGREEMENT IS A LOAN DOCUMENT EXECUTED PURSUANT TO THE CREDIT AGREEMENT AND SHALL BE CONSTRUED, ADMINISTERED AND APPLIED IN ACCORDANCE WITH ALL OF THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO FORUM SELECTION, CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL INCLUDED IN SECTION 10.16 OF THE CREDIT AGREEMENT, WHICH PROVISIONS ARE HEREBY ACKNOWLEDGED AND CONFIRMED BY EACH OF THE PARTIES HERETO.

SECTION 4.7                                             Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 4.8                                             Execution in Counterparts.  This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 4.9                                             Cross-References.  References in this Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Agreement.

SECTION 4.10                                      Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11                                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.12                                      GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAW OF THE STATE OF NEW

YORK, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4.13                                      Amendment.  Each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation but, rather, subject to satisfaction of applicable conditions set forth herein, an amendment of the terms of a pre-existing Indebtedness and related agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

EMERGING MARKETS COMMUNICATIONS, LLC, as Borrower

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

EMC ACQUISITION, LLC

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

SCISCO PARENT, INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

SEAMOBILE INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

MARITEL HOLDINGS, INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

MARITIME TELECOMMUNICATIONS NETWORK, INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

MTN GOVERNMENT SERVICES, INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

MTN LICENSE CORP.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

MTN INTERNATIONAL, INC.

By:	/s/ TJ Hess
	Name:	TJ Hess
	Title:	General Counsel

EMC-JV HOLDCO LLC

By:	/s/ Tomer Yusef
	Name:	Tomer Yusef
	Title:	Authorized Person

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, L/C Issuer, Swing Line Lender and Lender

By:	/s/ Reagan Philipp
	Name:	Reagan Philipp
	Title:	Authorized

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Incremental Revolving Credit Lender

By:	/s/ Annie Dorval
	Name:	Annie Dorval
	Title:	Authorized Signatory

ANNEX I

FORM OF AMENDMENT NO. 1 TO CLOSING DATE INTERCREDITOR AGREEMENT

[Provided under separate cover.]

ANNEX II

FORM OF AMENDMENT NO. 1 TO FIRST LIEN SECURITY AGREEMENT

[Provided under separate cover.]

SCHEDULE I

Revolving Commitment Increase

Incremental Revolving Credit Lender	Revolving Commitment Increase
The Toronto-Dominion Bank, New York Branch	$16,000,000
Total	$16,000,000